Exhibit 99.1

Immunomedics Announces Third Quarter Fiscal 2017 Results and Clinical Program Developments

Closes on $125 million private placement financing with institutional investors

MORRIS PLAINS, N.J., May 10, 2017 (GLOBE NEWSWIRE) -- Immunomedics, Inc., (NASDAQ:IMMU) (“Immunomedics” or “the Company”) today reported financial results for the third quarter ended March 31, 2017. The Company also highlighted recent key developments and planned activities for its clinical pipeline.

“This was clearly a milestone quarter for Immunomedics,” stated Behzad Aghazadeh, Chairman of the Board of Immunomedics.  “While our financial results were generally in-line with expectations, what is most important is that we have made significant progress towards ensuring that the Company has the financial flexibility to focus on optimizing our organization and bringing IMMU-132, our breakthrough therapy candidate to treat metastatic triple-negative breast cancer, to market on our own.  Immunomedics now has a clear strategic plan in place to become a recognized leader in the field of antibody-drug conjugates, which we believe will deliver maximum potential value to all stakeholders.”

Third Quarter Fiscal 2017 Results

Total revenues for the third quarter of fiscal 2017, which ended on March 31, 2017, were $1.3 million, compared to $0.9 million for the same quarter for the prior fiscal year, an increase of $0.4 million, or approximately 44%. The increase was due primarily to a $0.4 million increase in LeukoScan® product sales.

Total costs and expenses for the quarter ended March 31, 2017 were $23.4 million, compared to $15.5 million for the same quarter in fiscal 2016, an increase of $7.9 million, or approximately 51%, due primarily to a $8.9 million increase in general and administrative expenses, including a $5.9 million increase in legal and advisory fees associated with the proxy contest, professional services in connection with the Licensing Agreement with Seattle Genetics (SGEN) (which was subsequently terminated), a $2.4 million accrual for executive severance compensation, and a $0.6 million increase in other corporate legal fees; offset partially by a $0.8 million decrease in research and development expenses.

The Company recognized a $28.3 million non-cash expense during the three-month period ended March 31, 2017, reflecting the increase in the fair value of warrant liabilities at March 31, 2017 resulting from the increase in price of our common stock during the three-months ended March 31, 2017. The Company also recognized a $7.6 million non-cash expense representing the excess of fair value of the SGEN warrant issued on February 10, 2017 over proceeds received for the issuance of common stock and the warrant. Interest expense related to the 4.75% Convertible Senior Notes due 2020 was $1.4 million for both quarters ended March 31, 2017, and March 31, 2016, including the amortization of $0.2 million debt issuance costs in each quarter.

The Company did not realize any income tax benefit for the quarter ended March 31, 2017, compared to a $1.9 million income tax benefit for the same quarter in fiscal 2016 from the sale of a portion of our New Jersey State tax net operating losses (NOLs) and research and development (R&D) tax credits.

Net loss attributable to stockholders was $59.3 million, or $0.55 per share, for the third quarter of fiscal 2017, compared to net loss attributable to stockholders of $14.0 million, or $0.15 per share, for the same quarter in fiscal 2016, an increase of $45.3 million, or approximately 324%. The increase was due primarily to the $28.3 million increase in the fair value of warrant liabilities, the $8.9 million increase in general and administrative expenses, the $7.6 million SGEN warrant-related expense, and the non-recurring $1.9 million income tax benefit received in fiscal 2016, offset partially by the $0.8 million decrease in research and development expenses.

Nine Months Fiscal 2017 Results

Total revenues for the nine-month period of fiscal 2017 were $2.4 million, compared to $2.3 million for the same period for the prior fiscal year, an increase of $0.1 million, or approximately 4%. The increase was due primarily to a $0.1 million increase in LeukoScan® sales.

Total costs and expenses for the nine-month period ended March 31, 2017 were $54.9 million, compared to $46.7 million for the same period in fiscal 2016, an increase of $8.2 million, or approximately 18%, due primarily to a $9.0 million increase in general and administrative expenses, including a $7.0 million increase in legal and advisory fees associated with the proxy contest, professional services in connection with the now-terminated Licensing Agreement with SGEN, a $2.4 million accrual for executive severance compensation, and a $1.4 million increase in legal fees, offset partially by a $1.7 million adjustment for deferred unearned executive bonuses, and a $0.7 million decrease in research and development expenses.

The Company recognized a $35.6 million non-cash expense during the nine-month period ended March 31, 2017, reflecting the increase in the fair value of warrant liabilities from the increase of the common stock price from the issuance dates of February 10, 2017 and October 11, 2016 through March 31, 2017. The Company also recognized a $7.6 million non-cash expense representing the excess of fair value of the SGEN warrant issued on February 10, 2017 over the proceeds received for the issuance of common stock and the warrant. Interest expense related to the 4.75% Convertible Senior Notes due 2020 was $4.1 million for both periods ended March 31, 2017 and March 31, 2016, including the amortization of $0.5 million debt issuance costs in each period.

The Company did not realize any income tax benefit for the nine-month period ended March 31, 2017, compared to a $5.1 million income tax benefit for the same period in fiscal 2016, from the sale of a portion of our New Jersey State tax NOLs or R&D tax credits.

Net loss attributable to stockholders was $100.0 million, or $0.97 per share, for the nine-month period ending March 31, 2017, compared to net loss attributable to stockholders of $43.1 million, or $0.46 per share, for the same period last fiscal year, an increase of $56.9 million, or approximately 132%. The increase was due primarily to the $35.6 million increase in the fair value of warrant liabilities, the $9.0 million increase in general and administrative expenses, the $7.6 million SGEN warrant-related expense, and the non-recurring $5.1 million income tax benefit received in fiscal 2016.

Cash, cash equivalents, and marketable securities were $46.0 million as of March 31, 2017. On May 10, 2017, the Company closed on the previously announced $125 million private placement financing with institutional investors. This financing, along with the Company’s current cash on hand, provides Immunomedics with the capital necessary to fully support the development of IMMU-132, including the goal of filing a Biologics License Application (BLA) with the FDA for Accelerated Approval of IMMU-132 for patients with metastatic triple-negative breast cancer (mTNBC), initiate the Phase 3 confirmatory trial in mTNBC (a prerequisite to filing the BLA), continue large-scale manufacturing of IMMU-132, and begin preparations to market IMMU-132 to mTNBC patients in the United States. It will also be used to fund general corporate and operational enhancements through the third quarter of calendar year 2018, which, the Company believes, is sufficient to attain Accelerated Approval for IMMU-132 in mTNBC subject to meeting all standards, completing review and final determination by the FDA.

“The completion of this financing will give Immunomedics significant financial flexibility,” stated Michael R. Garone, Vice President Finance and Chief Financial Officer.  “It was highly gratifying to see the enthusiastic response from institutional investors in the market when given the opportunity to invest in the Company.  Beyond allowing us to fund the development of IMMU-132, our enhanced capital position will give us the ability to further improve and invest in our organization.”

“We are absolutely committed to bring IMMU-132 to the U.S. market ourselves,” said Dr. Behzad Aghazadeh, Chairman of the Board of Directors. “Our immediate goals for IMMU-132 are to begin enrolling mTNBC patients in the Phase 3 confirmatory trial during the second half of 2017 and to submit a BLA in mTNBC to the FDA during the late fourth quarter of 2017 or the first quarter of 2018. We are also evaluating strategic opportunities with regional partners for IMMU-132 and plans for further development of IMMU-132 beyond mTNBC,” he further stated.

During the third quarter, Immunomedics achieved the following development milestones:

  Results from a Phase 2 study of IMMU-132 in patients with relapsed or refractory metastatic urothelial cancer were updated at the 2017 Genitourinary Cancers Symposium.1 Among the 36 assessable patients, an objective response rate (ORR) of 31%, including one confirmed complete response and ten confirmed partial responses, was reported. The median duration of response for these ten patients was 7.5 months. For the 41 intention-to-treat (ITT) patients, interim median progression-free survival (PFS) and interim median overall survival (OS) were 7.2 months and 15.5 months, respectively.

  In patients with metastatic small-cell lung cancer, results with IMMU-132 were updated at the 2017 Annual Meeting of the American Association for Cancer Research.2 Sixty percent of patients showed tumor shrinkage from baseline measurements. On an ITT basis (N= 50), the ORR was 14% and the median response duration was 5.7 months. Median PFS and median OS were 3.7 months and 7.5 months, respectively.

  Results with IMMU-132 in heavily-pretreated patients with metastatic triple-negative breast cancer were published online in the Journal of Clinical Oncology.3

Conference Call
The Company will host a conference call and live audio webcast today at 5:00 p.m. Eastern Time to discuss financial results for the third quarter of fiscal year 2017, and review key clinical developments and planned activities. To access the conference call, please dial (877) 303-2523 or (253) 237-1755 using the Conference ID 4490675. The conference call will be webcast via the Investors page on the Company’s website at www.immunomedics.com. Approximately two hours following the live event, a webcast replay of the conference call will be available on the Company’s website for 30 days through June 9, 2017.

References

  http://www.immunomedics.com/pdfs/news/2017/pr02172017.pdf.
  http://www.immunomedics.com/pdfs/news/2017/pr04052017.pdf.
  Bardia A, Mayer IA, Diamond JR, et al. Efficacy and safety of anti-Trop-2 antibody-drug conjugate, sacituzumab govitecan (IMMU 132), in heavily-pretreated patients with metastatic triple-negative breast cancer. J Clin Oncol. Epub ahead of print. March 14, 2017.

About Immunomedics
Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of seven clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxicities that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody and an ongoing collaboration in oncology with the IntreALL Inter-European study group, who is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 310 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

Cautionary note regarding forward-looking statements
This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements, forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

IMMUNOMEDICS, INC.
Condensed Consolidated Balance Sheets

			March 31,	June 30,
			2017	2016
ASSETS
Current Assets:
Cash and cash equivalents			$21,898,468	$13,203,625
Marketable securities			24,071,004	37,424,221
Accounts receivable, net of allowance for doubtful accounts			820,787	513,992
Inventory			685,615	350,524
Other receivables			111,190	236,768
Prepaid expenses			763,640	1,038,155
Other current assets			140,353	183,820
			48,491,057	52,951,105

Property and equipment, net			4,168,465	3,969,163
Other long-term assets			30,000	30,000

			$52,689,522	$56,950,268

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable and accrued expenses			$19,597,698	$15,188,189
Deferred revenues			192,142	235,372
Other liabilities			1,717,338	1,699,276
Warrant liability			65,199,603	-
Convertible senior notes - net			97,901,764	97,354,398
Stockholders' deficit			(131,919,023)	(57,526,967)

			$52,689,522	$56,950,268

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Revenues:
Product sales	$921,675	$543,145	$1,836,157	$1,714,340
License fee and other revenues	305,588	266,096	330,702	302,324
Research & development	96,176	89,838	282,556	284,397
Total Revenues	$1,323,439	899,079	2,449,415	2,301,061
Costs and Expenses	23,443,627	15,465,784	54,875,855	46,673,725
Operating Loss	(22,120,188)	(14,566,705)	(52,426,440)	(44,372,664)
Fair market value adjustment of warrant liability	(28,336,865)	-	(35,567,205)	-
Warrant related expense	(7,649,395)	-	(7,649,395)	-
Interest (Expense) and Other Income	(1,213,910)	(1,326,743)	(4,354,374)	(3,894,445)
Loss before Income Tax Benefit	(59,320,358)	(15,893,448)	(99,997,414)	(48,267,109)
Income Tax Benefit	-	1,871,772	-	5,056,772
Net Loss	(59,320,358)	(14,021,676)	(99,997,414)	(43,210,337)
Less Net Loss attributable on noncontrolling interest	(14,340)	(25,631)	(46,164)	(74,420)
Net Loss attributable to Immunomedics, Inc. stockholders	$(59,306,018)	$(13,996,045)	$(99,951,250)	$(43,135,917)

Net Loss per Common Share attributable to Immunomedics, Inc. stockholders (basic and diluted):	$(0.55)	$(0.15)	$(0.97)	$(0.46)

Weighted average number of common shares
outstanding (basic and diluted):	107,839,947	94,748,252	102,756,818	94,669,326

For More Information:
Dr. Chau Cheng
Senior Director, Investor Relations & Corporate Secretary
(973) 605-8200, extension 123
ccheng@immunomedics.com

Media/Investor Contact:
Dan Zacchei / Jaimee Pavia
Sloane & Company
212-486-9500
Dzacchei@sloanepr.com
Jpavia@sloanepr.com